Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To	the Sponsor, Trustee and Unit Holders of
Ta	x Exempt Securities Trust, National Trust 290, Florida Trust 110 and New York Trust 203:

We consent to the use of our report dated January 10, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

KPMG LLP

Ne	w York, New York
Jan	uary 10, 2002